Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2014 relating to the financial statements and financial statement schedule of Zoe’s Kitchen, Inc., which appears in Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-194457), filed on April 9, 2014.
/s/ PricewaterhouseCoopers LLP
Dallas, TX
June 3, 2014